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                                HOGAN & SLOVACEK
                           A Professional Corporation
                           Certified Public Accounts

                                 Harvey Parkway
                            301 N.W. 63rd, Suite 290
                         Oklahoma City, Oklahoma 73116
                    Office (405) 848-2020 Fax (405) 848-7359



                         INDEPENDENT AUDITOR'S CONSENT



     We consent to the use of our reports dated March 27, 1998, with respect to the pre-emergence and post emergence financial statements of Gulfport Energy Corporation included in this Form S-1 of Gulfport Energy Corporation.


                                                  /s/ HOGAN & SLOVACEK





Oklahoma City, Oklahoma
October 29, 1998